Exhibit 21.1

SUBSIDIARIES OF EZCORP, INC.
Jurisdiction of
Entity	Organization

Change Capital, Inc.	Delaware
Change Capital International Holdings, B.V.	Netherlands
Change Capital Investments, LLC	Delaware
Change Capital Ventures, LLC	Delaware
CCV Americas, LLC	Delaware
CCV Pennsylvania, Inc.	Delaware
CCV Virginia, Inc.	Delaware
EZCORP Global, B.V.	Netherlands
EZCORP Global Holdings, C.V.	Netherlands
EZCORP International, Inc.	Delaware
EZCORP International Holdings, LLC	Delaware
EZCORP Online, Inc.	Delaware
EZMONEY Alabama, Inc.	Delaware
EZMONEY Canada Holdings, Inc.	British Columbia
EZMONEY Canada, Inc.	Delaware
EZMONEY Colorado, Inc.	Delaware
EZMONEY Holdings, Inc.	Delaware
EZMONEY Idaho, Inc.	Delaware
EZMONEY Kansas, Inc.	Delaware
EZMONEY Management, Inc.	Delaware
EZMONEY Missouri, Inc.	Delaware
EZMONEY Nebraska, Inc.	Delaware
EZMONEY Nova, Inc.	British Columbia
EZMONEY South Dakota, Inc.	Delaware
EZMONEY Tario, Inc.	British Columbia
EZMONEY Toba, Inc.	British Columbia
EZMONEY Utah, Inc.	Delaware
EZMONEY Wisconsin, Inc.	Delaware
EZPAWN Alabama, Inc.	Delaware
EZPAWN Arkansas, Inc.	Delaware
EZPAWN Colorado, Inc.	Delaware
EZPAWN Florida, Inc.	Delaware
EZPAWN Georgia, Inc.	Delaware
EZPAWN Holdings, Inc.	Delaware
EZPAWN Illinois, Inc.	Delaware
EZPAWN Indiana, Inc.	Delaware
EZPAWN Iowa, Inc.	Delaware
EZPAWN Louisiana, Inc.	Delaware
EZPAWN Management Mexico, SRL de CV (Ltd., Inc.)	Mexico
EZPAWN Mexico Holdings, LLC.	Delaware
EZPAWN Mexico Ltd., LLC.	Delaware
EZPAWN Nevada, Inc.	Delaware
EZPAWN Oklahoma, Inc.	Delaware
EZPAWN Services Mexico, SRL de CV (Holdings)	Mexico
EZPAWN Tennessee, Inc.	Delaware
EZPAWN Utah, Inc.	Delaware
EZPAWN Wisconsin, Inc.	Delaware
Payday Loan Management, Inc.	Delaware
Texas EZMONEY, L.P.	Texas
Texas EZPAWN Management, Inc.	Delaware
Texas EZPAWN, L.P.	Texas
Texas PRA Management, L.P.	Texas
Value F Empeño y Joyería, S. de R.L.	Mexico
Value F Services Mexico, S. de R.L. de C.V.	Mexico

Exhibit 21.1

Jurisdiction of
Entity	Organization

Value Financial Services, Inc.	Florida
VFS Mexico Operations, LLC.	Florida
VFS Mexico Services, LLC.	Florida
Mister Money Holdings, Inc.	Colorado
EZCORP Americas Cooperative, U.A.	Netherlands
EZCORP Global Cooperative, U.A	Netherlands